EXHIBIT 99.1
MUTUAL RELEASE

1. KNOW ALL MEN BY THESE PRESENTS that, for valuable consideration the sufficiency and receipt of which are hereby acknowledged, GENEVA RESOURCES, INC. and ST. ELIAS MINES LTD. (“the Parties” or, in paragraph 3 below, individually “the other Party”), DO HEREBY REMISE, RELEASE AND FOREVER DISCHARGE each other and each other’s respective directors, officers, employees, representatives, agents, successors, assigns, insurers, heirs, executors and administrators from all causes of action, claims and demands of any nature or kind whatsoever arising out of or in any way related to any of the subject matter of Supreme Court of British Columbia action no. S087787 (“the Action”) or to a “Letter of Intent” entered into between the Parties on or about January 22, 2007 or to a “Property Option Agreement” entered into between the Parties on or about February 27, 2007 or any dealings or claims that either of the Parties may have in relation to the properties known as Vilcoro 1, Vilcoro 2 and Vilcoro 3.

2. IT IS UNDERSTOOD AND AGREED that this is a compromise settlement of a disputed claim and that the payment of the consideration for this Mutual Release shall not be deemed to be or construed as an admission of liability by either of the Parties.

3. IT IS FURTHER EXPRESSLY UNDERSTOOD AND AGREED that for the consideration expressed herein, each of the Parties agrees not to make any claim or take any proceeding against any other person or corporation who might claim contribution or indemnity within the scope of this Mutual Release, against the other Party or any of its respective directors, officers, employees, representatives, agents, successors, assigns, insurers, heirs, executors and administrators.

4. THE PARTIES ACKNOWLEDGE AND AGREE that the facts in respect of which this Mutual Release is made may prove to be other than or different than the facts now known or believed by the Parties to be true.  The Parties expressly accept and assume the risks of the facts being different and agree that all of the terms of this Mutual Release shall be effective and not subject to termination or rescission by the discovery of any difference in facts.

5. THE PARTIES agree to cause their respective counsel to sign a Consent Dismissal Order in the Action, on a without costs basis.

6. THE PARTIES have read this Mutual Release, have consulted with their own independent counsel about it and execute it below voluntarily.

7. THIS MUTUAL RELEASE may be executed in counterpart.

IN WITNESS WHEREOF, the Parties have hereunto set their hands and seals as of the dates listed below.

GENEVA RESOURCES, INC. by its duly authorized signatory in the presence of: Witness’ Signature Name (Please Print) Address Occupation
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)     Authorized Signatory
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)     ____________________________________
)     Name of Authorized Signatory (please print)
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)    ___________________________________
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)    Dated this ____ day of ____________, 2010

ST. ELIAS MINES LTD. by its duly authorized signatory in the presence of: Witness’ Signature Name (Please Print) Address Occupation
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)    ___________________________________
)     Authorized Signatory
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)     ____________________________________
)     Name of Authorized Signatory (please print)
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)   ___________________________________
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)    Dated this ____ day of ____________, 2010